NEWS RELEASE

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

Page 1

REGAL BELOIT REPORTS FOURTH QUARTER AND FULL YEAR 2011
FINANCIAL RESULTS

• Fourth Quarter Results Exceeded Guidance
• 2011 Record Sales of $2.8 Billion
• 2011 Record Net Income of $152.3 Million
• 2011 Free Cash Flow 136% of Net Income*

February 6, 2012 (Beloit, WI):  Regal Beloit Corporation (NYSE: RBC) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.  Net sales for the fourth quarter were $727.0 million, a 30.8% increase compared to fourth quarter 2010 net sales of $555.7 million.   Adjusted diluted earnings per share for the fourth quarter 2011 were $0.93 compared to $0.65 for the fourth quarter 2010.  Net sales for fiscal 2011 were $2,808.3 million, a 25.5% increase compared fiscal 2010 net sales of $2,238.0 million.  Adjusted diluted earnings per share for fiscal 2011 were $4.71 compared to $3.84 for fiscal 2010.

“Our performance in the fourth quarter is another indicator that the diversification of our end markets and our ability to be a consistent and successful acquirer allow us to perform well through difficult cycles.  A number of our key business units performed well.  Revenues in our commercial and industrial motors business, our mechanical businesses and Unico remained strong, offsetting continued weakness in HVAC.  The EPC integration remains on track, and the performance of the business helped the Company exceed our guidance for the quarter.  EPC is now a key positive contributor to the Company,” commented Mr. Mark Gliebe, Chairman and Chief Executive Officer.

Fiscal 2011 results included the following items:
•
In connection with the acquisition of the Electrical Products Company of A. O. Smith Corporation (“EPC”), the Company incurred $15.5 million of acquisition related expenses, which were recorded in operating expenses.  In addition, in the third and fourth quarters, the Company’s results were impacted by inventory purchase accounting adjustments of $10.3 million and $15.5 million, respectively, related to the EPC acquisition, which were recorded in cost of sales.

•
In the second quarter, the Company incurred an incremental warranty expense of $28.0 million related to a manufacturing quality problem.  In the fourth quarter, the Company reduced the expense by $15.4 million to reflect its revised estimate of future costs.  The net $12.6 million expense was recorded in cost of sales.

___________________________
*This earnings release includes non-GAAP financial measures. Schedules that reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

Regal Beloit Corporation
News Release

•	In the third quarter, the Company divested its pool and spa motor business resulting in a gain of $6.5 million. The gain was recorded in operating expenses.
•
In the fourth quarter, the Company recognized $5.8 million of restructuring costs related to facility closures and production line transfers, aimed at improving operational efficiencies at its Australian and European businesses. The expenses were recorded in operating expenses.

The following table summarizes the items listed above and the impact on the Company’s adjusted diluted earnings per share for 2011:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
2011 Diluted Earnings Per Share (GAAP)	$0.99	$0.88	$1.13	$0.80	$3.79
EPC Acquisition and Purchase Accounting Costs	0.12	0.06	0.28	0.26	0.73
Incremental Warranty Expense		0.44		(0.23)	0.19
Gain on Divestiture			(0.10)		(0.10)
Restructuring Costs				0.10	0.10

2011 Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.11	$1.38	$1.31	$0.93	$4.71

2010 Diluted Earnings Per Share (GAAP)	$0.98	$1.07	$1.14	$0.65	$3.84

Note: 2011 results include the effect of the increasing weighted average number of shares outstanding.

NET SALES	(Dollars in millions)
	Fourth Quarter			Fiscal Year
	2011	2010	% Change	2011	2010	% Change
Net Sales	$727.0	$555.7	30.8%	$2,808.3	$2,238.0	25.5%

Net Sales by Segment:
Electrical segment	$660.3	$494.2	33.6%	$2,533.3	$2,002.0	26.5%
Mechanical segment	$66.7	$61.5	8.5%	$275.0	$236.0	16.5%

Net sales for the fourth quarter 2011 increased $171.3 million compared to the fourth quarter 2010, including $198.5 million of incremental net sales from the businesses acquired within the last twelve months (the “acquired businesses”).  Fiscal 2011 net sales increased $570.3 million, including $494.3 million of incremental net sales from the acquired businesses.

In the Electrical segment, net sales for the fourth quarter 2011 increased $166.1 million compared to the fourth quarter 2010, including $198.5 million of incremental net sales from the acquired businesses.  North American residential HVAC net sales, excluding net sales from the acquired businesses, decreased 16.1% in the fourth quarter 2011 compared to the fourth quarter 2010, due to a mild winter, the effects of reduced federal tax incentives for high efficiency products,  and increased industry sales of R22 systems.  North American commercial and industrial net sales from continuing operations, excluding net sales from the acquired businesses, increased 5.1% in the fourth quarter 2011 compared to the fourth quarter 2010.  Fiscal 2011 Electrical segment net sales increased $531.3 million compared to fiscal 2010, including $484.4 million of incremental net sales from the acquired businesses.

Regal Beloit Corporation
News Release

In the Mechanical segment, net sales for the fourth quarter 2011 increased $5.2 million compared to the fourth quarter 2010.  The increase was driven primarily by improving demand in later cycle end markets.  Fiscal 2011 Mechanical segment net sales increased $39.0 million compared to fiscal 2010, including $9.9 million of incremental net sales from the acquired businesses.

Fourth quarter 2011 net sales to regions outside the United States increased 24.6% compared to the fourth quarter 2010.  Fiscal 2011 net sales outside the United States exceeded the one billion dollar mark and were 36.0% of total net sales, compared to 31.6% of total net sales for fiscal 2010.

Sales of high efficiency products increased 17.7% compared to the fourth quarter of 2010.  Fourth quarter 2011 net sales of high efficiency products were 13.4% of total net sales, compared to 14.9% for the fourth quarter 2010.

GROSS PROFIT	(Dollars in thousands)
	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
Gross Profit	$170,883	$130,267	$665,989	$549,350
As a percentage of net sales	23.5%	23.4%	23.7%	24.5%

Gross Profit
Electrical segment	$154,975	$115,361	$590,933	$486,117
As a percentage of net sales	23.5%	23.3%	23.3%	24.3%
Mechanical segment	$15,908	$14,906	$75,056	$63,233
As a percentage of net sales	23.9%	24.2%	27.3%	26.8%

Gross profit was $170.9 million, or 23.5% of net sales, for the fourth quarter 2011 compared to $130.3 million, or 23.4% of net sales, for the fourth quarter 2010. Cost of sales for the fourth quarter 2011 included expenses of $15.5 million related to EPC inventory purchase accounting adjustments, offset by a $15.4 million reduction in the incremental warranty expense established in the second quarter 2011. Excluding these items, adjusted gross profit was $171.0 million or 23.5% of sales.   Fiscal 2011 cost of sales included $25.8 million of inventory purchase accounting adjustments and $12.6 million of incremental warranty expenses.  Excluding these expenses, adjusted gross profit was $704.4 million, or 25.1% of net sales for fiscal 2011.

OPERATING EXPENSES	(Dollars in thousands)
	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
Operating Expenses	$112,243	$91,979	$410,276	$311,615
As a percentage of net sales	15.4%	16.6%	14.6%	13.9%

Operating Expenses by Segment:
Electrical segment	$102,195	$82,346	$368,359	$275,886
As a percentage of net sales	15.5%	16.7%	14.5%	13.8%
Mechanical segment	$10,048	$9,633	$41,917	$35,729
As a percentage of net sales	15.1%	15.7%	15.2%	15.1%

Regal Beloit Corporation
News Release

INCOME FROM OPERATIONS	(Dollars In thousands)
	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
Income from Operations	$58,640	$38,288	$255,713	$237,735
As a percentage of net sales	8.1%	6.9%	9.1%	10.6%

Income from Operations by Segment:
Electrical segment	$52,780	$33,016	$222,574	$210,231
As a percentage of net sales	8.0%	6.7%	8.8%	10.5%
Mechanical segment	$5,860	$5,272	$33,139	$27,504
As a percentage of net sales	8.8%	8.6%	12.1%	11.7%

Operating expenses for the fourth quarter 2011 increased $20.3 million primarily due to $21.5 million from the acquired businesses and $5.8 million of restructuring charges. Fiscal 2011 operating expenses increased $98.7 million including $73.5 million from the acquired businesses, $15.5 million of acquisition related expenses for the EPC acquisition, and $5.8 million of restructuring charges, partially offset by the $6.5 million gain on the divested pool and spa business.

Net income attributable to Regal Beloit Corporation for the fourth quarter 2011 was $33.5 million compared to $25.2 million for the fourth quarter 2010.  Diluted earnings per share for the fourth quarter 2011 were $0.80 compared to $0.65 for the fourth quarter 2010.   For fiscal 2011, net income attributable to Regal Beloit Corporation was $152.3 million compared to $149.4 million for fiscal 2010.  Diluted earnings per share for fiscal 2011 were $3.79 compared to $3.84 for fiscal 2010.

Net cash provided by operating activities was $89.0 million for the fourth quarter 2011 compared to $26.8 million for the fourth quarter 2010.  Capital expenditures for the fourth quarter 2011 were $13.2 million compared to $15.0 million for the fourth quarter 2010.   Fiscal 2011 free cash flow totaled $207.7 million, compared to $130.4 million for fiscal 2010.   Fiscal 2011 free cash flow represented 136% of net income attributable to Regal Beloit Corporation, compared to 87% for fiscal 2010.

“Through the hard work and dedication of our employees, Regal Beloit achieved record performance in 2011.  This was achieved in spite of very challenging conditions for residential HVAC demand.  We take great pride in the results we were able to deliver.  With the integration of EPC now well under way, we have an even stronger global footprint, enhanced energy efficiency technology and a more diversified product portfolio.  Further, our recent acquisition of Milwaukee Gear strengthens our Mechanical offerings and increases our presence in the growing oil and gas space.

“As we look forward into the first quarter of fiscal 2012, we expect continued strength from our commercial and industrial motors business, our mechanical businesses and Unico, and continued softness in residential HVAC applications.  Our earnings guidance for the first quarter of 2012 is $1.07 to $1.13 per share,” continued Mr. Gliebe.

Regal Beloit Corporation
News Release

Regal Beloit will hold a conference call pertaining to this news release at 9:00 AM CST (10:00 AM EST) on Tuesday, February 7, 2012.  To listen to the call and view the presentation slides via the internet, please go http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=84548.  Individuals who would like to participate by phone should dial 866-524-3160, referencing Regal Beloit.  International callers should dial 412-317-6760, referencing Regal Beloit.

A telephone replay of the call will be available through May 1, 2012, at 877-344-7529, conference ID 10008818.  International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available until May 1, 2012, and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm  or at
http://www.videonewswire.com/event.asp?id=84548

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

Regal Beloit Corporation
News Release

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by fourth parties, challenges to our intellectual property, and claims of infringement by us of fourth party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 2, 2011 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
Dollars in Thousands, Except Cash Dividends Declared and Per Share Data

	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
Net Sales	$727,007	$555,678	$2,808,332	$2,237,978
Cost of Sales	556,124	425,411	2,142,343	1,688,628
Gross Profit	170,883	130,267	665,989	549,350
Operating Expenses	112,243	91,979	410,276	311,615
Income From Operations	58,640	38,288	255,713	237,735
Interest Expense	10,729	5,218	31,116	19,576
Interest Income	554	770	1,740	2,570
Income Before Taxes & Noncontrolling Interests	48,465	33,840	226,337	220,729
Provision For Income Taxes	14,747	7,679	68,317	66,045
Net Income	33,718	26,161	158,020	154,684
Less: Net Income Attributable to Noncontrolling Interests, net of tax	266	918	5,730	5,305
Net Income Attributable to Regal Beloit Corporation	$33,452	$25,243	$152,290	$149,379
Earnings Per Share of Common Stock:
Basic	$0.81	$0.65	$3.84	$3.91
Assuming Dilution	$0.80	$0.65	$3.79	$3.84
Cash Dividends Declared	$0.18	$0.17	$0.71	$0.67
Weighted Average Number of Shares Outstanding:
Basic	41,524,882	38,607,128	39,687,559	38,236,168
Assuming Dilution	41,947,761	39,052,195	40,144,481	38,921,699

SEGMENT INFORMATION
Unaudited
Dollars in Thousands

	Mechanical Segment		Electrical Segment
	Fourth Quarter		Fourth Quarter
	2011	2010	2011	2010
Net Sales	$66,698	$61,513	$660,309	$494,165
Income from Operations	5,860	5,272	52,780	33,016

	Mechanical Segment		Electrical Segment
	Fiscal Year		Fiscal Year
	2011	2010	2011	2010
Net Sales	$274,969	$235,989	$2,533,363	$2,001,989
Income from Operations	33,139	27,504	222,574	210,231

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in Thousands

	(Unaudited)
ASSETS	December 31, 2011	January 1, 2011
Current Assets:
Cash and Investments	$142,627	$230,858
Trade Receivables, less Allowances of $13,631 in 2011 and $10,637 in 2010	424,185	331,017
Inventories	575,785	390,587
Prepaid Expenses and Other Current Assets	138,237	135,589
Total Current Assets	1,280,834	1,088,051

Property, Plant, Equipment and Noncurrent Assets	1,986,620	1,361,085
Total Assets	$3,267,454	$2,449,136
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$247,035	$231,705
Other Accrued Expenses	262,612	159,000
Current Maturities of Debt	10,030	8,637
Total Current Liabilities	519,677	399,342

Long-Term Debt	909,159	428,256
Other Noncurrent Liabilities	257,379	224,376
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,540,771	1,361,960
Noncontrolling Interests	40,468	35,202
Total Equity	1,581,239	1,397,162
Total Liabilities and Equity	$3,267,454	$2,449,136

Regal Beloit Corporation
News Release

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
Dollars in Thousands

	Fourth Quarter		Fiscal Year
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,718	$26,161	$158,020	$154,684
Adjustments to reconcile net income to net cash provided by operating activities (net of acquisitions):
Depreciation and amortization	28,528	18,580	98,238	72,869
Excess tax benefits from stock-based compensation	(369)	(154)	(1,409)	(1,735)
(Gains) Loss on disposition of property, net	(250)	208	(5,863)	4,659
Share-based compensation expense	4,116	1,779	14,284	6,747
Change in assets and liabilities	23,287	(19,773)	2,026	(61,836)
Net cash provided by operating activities	89,030	26,801	265,296	175,388

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(13,232)	(15,005)	(57,621)	(44,994)
Purchases of investment securities	-	(103,628)		(416,797)
Sales of investment securities	-	240,762	55,998	477,514
Business acquisitions, net of cash acquired	(1,020)	(104,658)	(765,882)	(211,916)
Sale of property, plant, and equipment	250	1,388	15,363	1,496
Net cash provided by (used in) investing activities	(14,002)	18,859	(752,142)	(194,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of convertible debt	-	-	-	(39,198)
Net borrowings (repayments) under revolving credit facility	-	-	-	(2,863)
Borrowings under revolving credit facility	54,000	-	254,000	-
Repayments under revolving credit facility	(73,000)	-	(245,000)	-
Proceeds from short-term borrowings	2,616	-	24,062	-
Repayments of short-term borrowings	(4,820)	691	(22,084)	(8,448)
Proceeds from long-term borrowings	-	-	500,000	-
Repayments of long-term debt	(28,023)	(46)	(28,138)	(184)
Dividends paid to shareholders	(7,474)	(6,562)	(27,566)	(25,096)
Proceeds from the exercise of stock options	19	214	1,875	3,759
Excess tax benefits from stock-based compensation	369	154	1,409	1,735
Financing fees paid	-	-	(2,776)	-
Net cash provided by (used in) financing activities	(56,313)	(5,549)	455,782	(70,295)

EFFECT OF EXCHANGE RATES ON CASH	(502)	340	(840)	1,713

Net increase (decrease) in cash and cash equivalents	18,213	40,451	(31,904)	(87,891)
Cash and cash equivalents at beginning of period	124,414	134,080	174,531	262,422
Cash and cash equivalents at end of period	$142,627	$174,531	$142,627	$174,531

Regal Beloit Corporation
News Release

NON-GAAP MEASURES
Unaudited
Dollars in Thousands, Except Per Share Data

Regal Beloit Corporation prepares financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  Regal Beloit Corporation also discloses adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation, (collectively, “non-GAAP financial measures”). Management uses these measures in its internal performance reporting and for reports to the Board of Directors.  Regal Beloit Corporation also discloses these measures in its quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. Management believes that these non-GAAP financial measures are useful measures for providing investors with additional insight into the Company’s operating performance. This additional information is not meant to be considered in isolation or as a substitute for Regal Beloit Corporation’s results of operations prepared and presented in accordance with GAAP.

These non-GAAP financial measures exclude the effects of certain items that are not comparable from one period to the next.   Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment.

Dollars in Thousands, Except Per Share Data	Fourth Quarter	Fiscal Year
	2011	2011
GAAP Diluted Earnings Per Share	$0.80	$3.79
EPC Purchase Accounting Adjustments and Acquisition Costs	0.26	0.73
Incremental Warranty Expense	(0.23)	0.19
Gain on Divestiture	-	(0.10)
Restructuring Costs	0.10	0.10
Adjusted Diluted Earnings Per Share	$0.93	$4.71

GAAP Gross Profit	$170,883	$665,989
EPC Purchase Accounting Adjustments and Acquisition Costs	15,500	25,800
Incremental Warranty Expense	(15,400)	12,600
Adjusted Gross Profit	$170,983	$704,389
Adjusted Gross Profit as a Percentage of Net Sales	23.5%	25.1%

	Fiscal Year	Fiscal Year
	2011	2010
GAAP Net Cash Provided by Operating Activities	$265,296	$175,388
Additions to Property Plant and Equipment	(57,621)	(44,994)
Free Cash Flow	$207,675	$130,394
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit	136.4%	87.3%